MINING  VENTURE  AGREEMENT
                           --------------------------

                           (SUNNY SLOPE GOLD PROPERTY)



                                     BETWEEN

                            WESTERN GOLDFIELDS, INC.

                                       AND

                                  321GOLD, INC.



                            DATED: NOVEMBER 28, 2004

                                TABLE OF CONTENTS
                                -----------------

I -  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
     1.1      "Accounting Procedure". . . . . . . . . . . . . . . . . . . . . . .          6
     1.2      "Affiliate" . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
     1.3      "Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
     1.4      "Area of Interest . . . . . . . . . . . . . . . . . . . . . . . . .          6
     1.5      "Assets". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
     1.6      "Budgets" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
     1.7      "Development" . . . . . . . . . . . . . . . . . . . . . . . . . . .          6
     1.8      "Exploration" . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
     1.9      "Initial Contribution". . . . . . . . . . . . . . . . . . . . . . .          7
     1.10     "Joint Account" . . . . . . . . . . . . . . . . . . . . . . . . . .          7
     1.11     "Management Committee". . . . . . . . . . . . . . . . . . . . . . .          7
     1.12     "Manager" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
     1.13     "Mining". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
     1.14     "Operations". . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
     1.15     "Participant" and "Participants". . . . . . . . . . . . . . . . . .          7
     1.16     "Participating Interest". . . . . . . . . . . . . . . . . . . . . .          7
     1.17     "Prime Rate". . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
     1.18     "Products . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
     1.19     "Program" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
     1.20     "Properties". . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
     1.21     "Transfer". . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7
     1.22     "Venture" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8

II - REPRESENTATIONS AND WARRANTIES; TITLE TO ASSETS. . . . . . . . . . . . . . .          8
     2.1      Capacity of Participants. . . . . . . . . . . . . . . . . . . . . .          8
     2.2      Representations and Warranties. . . . . . . . . . . . . . . . . . .          8
     2.3      Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
     2.4      Record Title. . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
     2.5      Joint Loss of Title . . . . . . . . . . . . . . . . . . . . . . . .          9


III - NAME, PURPOSES AND TERM . . . . . . . . . . . . . . . . . . . . . . . . . .          9
      3.1     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
      3.2     Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
      3.3     Purposes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
      3.4     Limitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
      3.5     Effective Date and Term . . . . . . . . . . . . . . . . . . . . . .          9


IV -  RELATIONSHIP OF THE PARTICIPANTS. . . . . . . . . . . . . . . . . . . . . .         10
      4.1     No Partnership. . . . . . . . . . . . . . . . . . . . . . . . . . .         10
      4.2     Federal Tax Elections and Allocations . . . . . . . . . . . . . . .         10
      4.3     State Income Tax. . . . . . . . . . . . . . . . . . . . . . . . . .         10
      4.4     Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10


                                        2

      4.5     Other Business Opportunities. . . . . . . . . . . . . . . . . . . .         10
      4.6     Waiver of Right to Partition. . . . . . . . . . . . . . . . . . . .         10
      4.7     Transfer of Termination of Rights to Properties . . . . . . . . . .         11
      4.8     Implied Covenants . . . . . . . . . . . . . . . . . . . . . . . . .         11

V -   CONTRIBUTIONS  BY  PARTICIPANTS. . . . . . . . . . . . . . . . .. . . . . .         11
      5.1     Participants' Initial Contributions . . . . . . . . . . . . . . . .         11
      5.2     Company's Failure to Make Initial Contribution. . . . . . . . . . .         11
      5.3     Additional Cash Contributions . . . . . . . . . . . . . . . . . . .         11

VI -  INTERESTS OF PARTICIPANTS . . . . . . . . . . . . . . . . . . . . . . . . .         11
      6.1     Initial Participating Interests . . . . . . . . . . . . . . . . . .         11
      6.2     Changes in Participating Interests. . . . . . . . . . . . . . . . .         12
      6.3     Voluntary Reduction in Participation; WGI's NSR . . . . . . . . . .         12
      6.4     Default in Making Contribution. . . . . . . . . . . . . . . . . . .         12
      6.5     Elimination of Minority Interest. . . . . . . . . . . . . . . . . .         13
      6.6     Continuing Liabilities upon Adjustments of Participating Interests.         13
      6.7     WGI's Right to Increase Its Participating Interests . . . . . . . .         13

VII - MANAGEMENT COMMITTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . .         14
      7.1     Organization and Composition. . . . . . . . . . . . . . . . . . . .         14
      7.2     Decisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14
      7.3     Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14
      7.4     Action Without Meeting. . . . . . . . . . . . . . . . . . . . . . .         14
      7.5     Matters Requiring Approval. . . . . . . . . . . . . . . . . . . . .         14

VIII -MANAGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14
      8.1     Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14
      8.2     Powers and Duties of Manager. . . . . . . . . . . . . . . . . . . .         14
      8.3     Standard of Care. . . . . . . . . . . . . . . . . . . . . . . . . .         17
      8.4     Resignation; Deemed Offer to Resign . . . . . . . . . . . . . . . .         17
      8.5     Payments to Manager . . . . . . . . . . . . . . . . . . . . . . . .         18
      8.6     Transactions With Affiliates. . . . . . . . . . . . . . . . . . . .         18
      8.7     Activities During Deadlock. . . . . . . . . . . . . . . . . . . . .         18

IX -  PROGRAMS  AND  BUDGETS. . . . . . . . . . . . . . . . . . . . . . . . . . .         18
      9.1     Initial Program and Budget. . . . . . . . . . . . . . . . . . . . .         18
      9.2     Operations Pursuant to Programs and Budgets . . . . . . . . . . . .         18
      9.3     Presentation of Programs and Budgets. . . . . . . . . . . . . . . .         18
      9.4     Review and Approval of Proposed Programs and Budgets. . . . . . . .         18
      9.5     Election to Participate . . . . . . . . . . . . . . . . . . . . . .         19
      9.6     Deadlock on Proposed Programs and Budgets . . . . . . . . . . . . .         19
      9.7     Budget Overruns; Programs Changes . . . . . . . . . . . . . . . . .         19
      9.8     Emergency or Unexpected Expenditures. . . . . . . . . . . . . . . .         19

X -  ACCOUNTS AND SETTLEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .         19


                                        3

      10.1    Monthly Statement . . . . . . . . . . . . . . . . . . . . . . . . .         19
      10.2    Cash Calls. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         19
      10.3    Failure to Meet Cash Calls. . . . . . . . . . . . . . . . . . . . .         20
      10.4    Audits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         20

XI -  DISPOSITION OF PRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . .         20
      11.1    Taking in Kind. . . . . . . . . . . . . . . . . . . . . . . . . . .         20
      11.2    Failure of Participant to Take in Kind. . . . . . . . . . . . . . .         20

XII - WITHDRAWAL AND TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . .         20
      12.1    Termination by Expiration or Agreement. . . . . . . . . . . . . . .         20
      12.2    Termination by Deadlock . . . . . . . . . . . . . . . . . . . . . .         20
      12.3    Withdrawal. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         21
      12.4    Continuing Obligations. . . . . . . . . . . . . . . . . . . . . . .         21
      12.5    Disposition of Assets on Termination. . . . . . . . . . . . . . . .         21
      12.6    Non-Compete Covenants . . . . . . . . . . . . . . . . . . . . . . .         21
      12.7    Right to Data After Termination . . . . . . . . . . . . . . . . . .         21
      12.8    Continuing Authority. . . . . . . . . . . . . . . . . . . . . . . .         22

XIII -ACQUISITIONS WITHIN AREA OFINTEREST. . . .  . . . . . . . . . . . . . . . .         22
      13.1    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         22
      13.2    Notice to Non-acquiring Participant . . . . . . . . . . . . . . . .         22
      13.3    Option Exercised. . . . . . . . . . . . . . . . . . . . . . . . . .         22
      13.4    Option Not Exercised. . . . . . . . . . . . . . . . . . . . . . . .         22

XIV - ABANDONMENT AND SURRENDER OF PROERTIES. . . . . . . . . . . . . . . . . . .         23
      14.1    Surrender or Abandonment of Property. . . . . . . . . . . . . . . .         23
      14.2    Reacquisition . . . . . . . . . . . . . . . . . . . . . . . . . . .         23

XV -  TRANSFER OF INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . .         23
      15.1    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         23
      15.2    Limitations on Free Transferability . . . . . . . . . . . . . . . .         23
      15.3    Preemptive Right. . . . . . . . . . . . . . . . . . . . . . . . . .         24
      15.4    Exceptions to Preemptive Right. . . . . . . . . . . . . . . . . . .         25

XVI - DISPUTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         25
      16.1    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         25

XVII -CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         25
      17.1    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         25
      17.2    Exceptions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         25
      17.3    Duration of Confidentiality . . . . . . . . . . . . . . . . . . . .         26

XVIII GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         26
      18.1    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         26


                                        4

      18.2    Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         26
      18.3    Modification. . . . . . . . . . . . . . . . . . . . . . . . . . . .         26
      18.4    Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . .         26
      18.5    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . .         27
      18.6    Rule Against Perpetuities . . . . . . . . . . . . . . . . . . . . .         27
      18.7    Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . .         27
      18.8    Survival of Terms and Conditions. . . . . . . . . . . . . . . . . .         27
      18.9    Entire Agreement; Successors and Assigns. . . . . . . . . . . . . .         27
      18.10   Memorandum... . . . . . . . . . . . . . . . . . . . . . . . . . . .         27


EXHIBITS
--------

            EXHIBIT A -                                                   29
                  PART 1.             Properties and Title Exceptions
                  PART 2              Area of Interest
            EXHIBIT B                 ACCOUNTING PROCEDURE                30
            EXHIBIT C                 TAX MATTERS                         36
            EXHIBIT D                 INSURANCE                           42
            EXHIBIT E                 INITIAL PROGRAM AND BUDGET          43

                            MINING VENTURE AGREEMENT
                            ------------------------

                           (Sunny Slope Gold Property)

THIS AGREEMENT made as of the 28th day of November, 2004 between Western Goldfields, Inc., an Idaho corporation, ("WGI") and 321Gold, Inc., a Florida Corporation , ("Company").

                                    RECITALS
                                    --------

A. WGI owns certain Properties in Mineral County, State of Nevada which Properties are described in Exhibit A and defined in Section 1.20.

B. Company wishes to participate with WGI in the exploration, evaluation, development and mining of mineral resources within the Properties or any other properties acquired pursuant to the terms of this Agreement, and WGI is willing to grant such right to Company.

     NOW, THEREFORE, consideration of the covenants and agreements contained herein, WGI and Company agree as follows:


                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

     1.1  "Accounting  Procedure"  means  the procedures set forth in Exhibit B.

     1.2 "Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a Participant. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

     1.3 "Agreement" means this Venture Agreement, including all amendments and modifications thereof, and all schedules and exhibits, which are incorporated herein by this reference.

     1.4  "Area  of  Interest"  means the area described in Part 2 of Exhibit A.

     1.5 "Assets" means the Properties, Products and all other real and personal property, tangible and intangible, held for the benefit of the Participants hereunder.

     1.6 "Budget" means a detailed estimate of all costs to be incurred by the Participants with respect to a Program and a schedule of cash advances to be made by the Participants.

     1.7 "Development" means all preparation for the removal and recovery of Products, including the construction or installation a mill or any other improvements to be used for the mining, or other beneficiation of Products.

     1.8 "Exploration" means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Products.

     1.9 "Initial Contribution" means that contribution each Participant has made or agrees to make pursuant to Section 5.1.

     1.10 "Joint Account" means the account maintained in accordance with the Accounting Procedure showing the charges and credits accruing to the Participants.

     1.11 "Management Committee" means the committee established under Article VII.

     1.12 "Manager" means the person or entity appointed under Article VIII to manage Operations, or any successor Manager.

     1.13 "Mining" means the mining, extracting, producing, handling, milling or other processing of Products.

     1.14  "Operations"  means  the activities carried out under this Agreement.

     1.15 "Participant" and "Participants" mean the persons or entities that from time to time have Participating Interests.

     1.16 "Participating Interest" means the percentage interest representing the operating ownership interest of a Participant in Assets, and all other rights and obligations arising under this Agreement, as such interest may from time to time be adjusted hereunder. Participating Interests shall be calculated to three decimal places and rounded to two (e.g., 1.519% rounded to 1.52%).
                                                 ----
Decimals of .005 or more shall be rounded up to .01, than .005 shall be rounded down. The initial Participating Interests of the Participants are set forth
Section  6.1.

     1.17 "Prime Rate" means the interest rate quoted as "Prime" by the Bank of America, N.A., at its head office, as said rate may change from day to day (which quoted rate may not be the lowest rate at which the Bank loans funds).

     1.18 "Products" means all ores, minerals and mineral resources produced from the Properties under this Agreement.

     1.19 "Program" means a description in reasonable detail of Operations to be conducted and objectives to be accomplished by the Manager for a year or any longer period.

     1.20 "Properties" means those interests in real property described in Part 1 of Exhibit A and all other interests in real property within the Area of Interest which are acquired and held subject to this Agreement.

     1.21 "Transfer" means sell, grant, assign, encumber, pledge or otherwise commit or dispose of.

     1.22 "Venture" means the business arrangement of the Participants under this Agreement.

                                   ARTICLE II
                                   ----------

                 REPRESENTATIONS AND WARRANTIES; TITLE TO ASSETS
                 -----------------------------------------------

     2.1  Capacity  of  Participants.  Each  of  the Participants represents and
          --------------------------
warrants  as  follows:

          (a) that it is a corporation duly incorporated and in good standing in its state of incorporation and that it is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

          (b) that it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

          (c) that it will not breach any other agreement or arrangement by entering into or performing this Agreement; and

          (d) that this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

     2.2 Representations and Warranties. WGI makes the following representations
         -------------------------------
and  warranties  effective  the  date  hereof:

          (a) With respect to unpatented mining claims located by WGI that are included within the Properties, except as provided in Part 1 of Exhibit A and subject to the paramount title of the United States: (i) the unpatented mining claims were properly laid out and monumented; (ii) all required location and validation work was properly performed; (iii) location notices and certificates were properly recorded and filed with appropriate governmental agencies; (iv) all assessment work and fees required to hold the unpatented mining claims has been performed or paid in a manner consistent with that of the Manager pursuant to Section 8.2(k) of this Agreement through the assessment: year ending September 1, 2004; (v) all affidavits of assessment work and other filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; (vi) the claims are free and clear of defects, liens and encumbrances arising by, through or under WGI; and
     (vii) WGI has no knowledge of conflicting claims. Nothing in this Section 2.2(a), however, shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a discovery of minerals.

          (b) With respect to the Properties, there are no pending or threatened actions, suits, claims or proceedings.

     The representations and warranties set forth above shall survive the execution and delivery of any documents of Transfer provided under this Agreement.

     2.3  Disclosures.  Each of the Participants represents and warrants that it
          -----------
is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to the other Participant in order to prevent the representations in this Article II from being materially misleading.

     2.4  Record  Title.  Title  to  the Assets shall be held in the name of WGI
          -------------
until Company completes its Initial Contribution and its final Participating Interest is determined.

     2.5  Joint  Loss  of Title. Any failure or loss of title to the Assets, and
          ----------------------
all costs of defending title, shall be charged to the Joint Account, except that all costs and losses arising out of or resulting from breach of the representations and warranties of WGI shall be charged to WGI.

                                   ARTICLE III
                                   -----------

                             NAME, PURPOSES AND TERM
                             -----------------------

     3.1  General.  WGI  and  Company  hereby  enter into this Agreement for the
          -------
purposes hereinafter stated, and they agree that all of their rights and all of the Operations on or in connection with the Properties or the Area of Interest shall be subject to and governed by this Agreement.

     3.2  Name.  The name of this Venture shall be the Sunny Slope Gold Property
          ----
Venture. The Manager shall accomplish any registration required by applicable assumed or fictitious name statutes and similar statutes.

     3.3 Purposes. This Agreement is entered into for the following purposes and
         --------
for no others, and shall serve as the exclusive means by which the Participants, or either of them, accomplish such purposes:

          (a)  to  conduct  Exploration  within  the  Area  of  Interest,

          (b)  to  acquire  additional  Properties  within the Area of Interest,

          (c)  to  evaluate  the  possible  Development  of  the  Properties,

          (d)  to engage in Development and Mining Operations on the Properties,

          (e)  to  engage  in  marketing  Products,  to  the extent permitted by
               Article  XI,  and

          (f) to perform any other activity necessary, appropriate, or incidental to any of the foregoing.

     3.4  Limitation.  Unless  the  Participants otherwise agree in writing, the
          ----------
Operations shall be limited to the purposes described in Section 3.3, and nothing in this Agreement shall be construed to enlarge such purposes.

     3.5  Effective Date and Term. The effective date of this Agreement shall be
          ------------------------
the date first recited above. The term of this Agreement shall be for 20 years from the effective date and for so long thereafter as Products are produced from the Properties, unless the Agreement is earlier terminated as herein provided.

                                   ARTICLE IV
                                   ----------

                        RELATIONSHIP OF THE PARTICIPANTS
                        --------------------------------

     4.1  No Partnership. Nothing contained in this Agreement shall be deemed to
          ---------------
constitute either Participant the partner of the other, nor, except as otherwise herein expressly provided, to constitute either Participant the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the Participants to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership. Neither Participant shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Participant, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the Participants shall be several and not joint or collective. Each Participant: shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein, it being the express purpose and intention of the Participants that their ownership of Assets and the rights acquired hereunder shall be as tenants in common. Each Participant shallindemnify, defend and hold harmless the Participant, its directors, officers, managers, employees, agents and attorneys from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying Participant, or any of its directors, officers, managers, employees, agents and attorneys done or undertaken, or apparently done or undertaken, on behalf of the other Participant, except pursuant to the authority expressly granted herein or as otherwise in writing between the Participants.

     4.2  Federal  Tax Elections and Allocations. Without changing the effect of
          --------------------------------------
Section 4.1, the Participants agree that their relationship shall constitute a tax partnership within the meaning of Section 761(a) of the United States Internal Revenue Code of 1954, as amended. Tax elections and allocations shall be made as set forth in Exhibit C.

     4.3  State  Income  Tax.  The  Participants  also agree that, to the extent
          ------------------
permissible under applicable law, their relationship shall be treated for state income tax purposes in the same manner as it is for Federal income tax purposes.

     4.4  Tax  Returns.  The Tax Matters Partner, as defined in Exhibit C, shall
          ------------
prepare and shall file, after approval of the Management Committee, any tax returns or other tax forms required.

     4.5  Other  Business  Opportunities.  Except  as expressly provided in this
          ------------------------------
Agreement, each Participant shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Operations, without consulting the other. The doctrines of "corporate opportunity:" or "business opportunity" shall not be applied to any other activity, venture, or operation of either Participant, and, except as otherwise provided in Section 12.6, neither Participant shall have any obligation to the other with respect to any opportunity to acquire any property outside the Area of Interest at any time, or within the Area of Interest after termination of this Agreement. Unless otherwise agreed in writing, no Participant: shall have any obligation to mill, beneficiate or otherwise treat any Products or any other Participant's share of Products in any facility owned or controlled by such Participant.

     4.6 Waiver of Right to Partition. The Participants hereby waive and release
         ----------------------------
all rights of partition, or of sale in lieu thereof, or other division of Assets, including any such rights provided by statute.

     4.7  Transfer  or  Termination of Rights to Properties. Except as otherwise
          -------------------------------------------------
provided in this Agreement, neither Participant shall Transfer all or any part of its interest in the Assets or this Agreement or otherwise permit or cause such interests to terminate.

     4.8  Implied  Covenants.  There  are no implied covenants contained in this
          ------------------
Agreement other than those of good faith and fair dealing.

                                    ARTICLE V
                                    ---------

                          CONTRIBUTIONS BY PARTICIPANTS
                          -----------------------------

     5.1  Participants' Initial Contributions. WGI, as its Initial Contribution,
          -----------------------------------
hereby contributes the Properties to the purposes of this Agreement. The agreed value of WGI's Initial Contribution is $1,000,000. Company, as its Initial Contribution, shall contribute the first $1,000,000 hereunder, which sum shall be used to fund Programs and Budgets approved pursuant to Article IX. Company's Initial Contribution shall be expended on approved programs by the end of calendar year 2006.

     5.2  Company's  Failure  to Make Initial Contribution. Company's failure to
          ------------------------------------------------
make its Initial Contribution in accordance with the provisions of this Agreement shall be deemed to be a decision by Company not to exercise its option to earn a Participating Interest and a withdrawal of Company from this Agreement and the termination of its Participating Interest hereunder. Upon such event, Company shall have no further right, title or interest in the Assets, and Company shall thereupon execute a written disclaimer of interest in the assets. If Company fail to do so, WGI may execute the disclaimer as Company's attorney in fact. Company's withdrawal shall be effective upon such failure, but such withdrawal shall not relieve Company of its obligation to WGI to fund Operations up to the amount of Company's agreed contribution to an adopted Program and Budget, nor shall such withdrawal relieve Company of its responsibility to fund and satisfy its share of liabilities to third persons (whether such accrues before or after such withdrawal) arising out of Operations conducted prior to Company's withdrawal. Company shall fund and satisfy 100% of such liabilities until it has contributed the full amount of its Initial Contribution, and thereafter it shall fund and satisfy such liabilities in proportion to its initial Participating Interest set forth in Section 6.1. Except as provided in the preceding two sentences, Company's withdrawal shall relieve Company from any other obligation to make contributions hereunder.

     5.3  Additional Cash Contributions. At such time as Company has contributed
          -----------------------------
the full amount of its Initial Contribution, the Participants, subject to any election permitted by Section 6.3, shall be obligated to contribute funds to adopted Programs in proportion to their respective Participating Interests.

                                   ARTICLE VI
                                   ----------

                            INTERESTS OF PARTICIPANTS
                            -------------------------

     6.1  Initial  Participating  Interests.  The  Participants  shall  have the
          ---------------------------------
following initial Participating Interests:

          WGI          -      49%

          Company      -      51%

     6.2  Changes  in  Participating  Interests.  A  Participant's Participating
          -------------------------------------
Interest  shall  be  changed  as  follows:

          (a) Company's Participating Interest shall be increased to 70% provided it has made its Initial Contribution and produced at least 500 ounces of gold from the Property on or before three years from the date hereof, and provided further that WGI has not been called upon to make a cash contribution.

          (b)  As  provided  in  Section  5.2  or  6.5;  or

          (c) Upon an election by, a Participant pursuant to Section 6.3 to contribute less to an adopted Program and Budget than the percentage reflected by, its Participating Interest; or

          (d) In the event of default by a Participant in making its agreed-upon contribution to an adopted Program and Budget, followed by an election by the other Participant to invoke Section 6.4(b); or

          (e) Transfer by a Participant of less than all its Participating Interest in accordance with Article XV; or

          (f) Acquisition of less than all of the Participating Interest of the other Participant, however arising.

     6.3  Voluntary Reduction in Participation; WGI's NSR. WGI has the right and
          -----------------------------------------------
option at any time to convert its Participating Interest to a 4% of 100% Net Smelter Returns (NSR) interest by written notice to Company. After such election WGI shall have no obligation to make any further expenditures hereunder.

     Except with respect to a Participant's obligation to make its Initial Contribution, as to which no election is permitted, a Participant may elect, as provided in Section 9.5, to limit its contributions to an adopted Program and Budget as follows:

          (a)  To some lesser amount than its respective Participating Interest;
               or

          (b)  Not  at  all.

If a Participant elects to contribute to an adopted Program and Budget some lesser amount than its respective Participating, Interest, or not at all, the Participating Interest of that Participant shall be recalculated at the time of election by dividing: (i) the sum of (a) the agreed value of the Participant's Initial Contribution under Section 5.1, (b) the total of all of the Participant's contributions under Section 5.3, and (c) the amount, if any, the Participant elects to contribute to the adopted Program and Budget; by (ii) the sum of (a), (b) and (c) above for all Participants; and then multiplying the result by one hundred. The Participating Interest of the other Participant shall thereupon become the difference between 100% and the recalculated Participating Interest.

     6.4  Default  in Making Contributions.
          --------------------------------

          (a) If a Participant defaults in making a contribution or cash call required by an approved Program and Budget, the non-defaulting Participant may advance the defaulted contribution on behalf of the defaulting Participant and treat the same, together with any, accrued interest, as a demand loan bearing interest from the date of the advance at the rate provided in Section 10.3. The failure to repay said loan upon demand shall be a default. Each Participant hereby grants to the other a lien upon its interest in the Properties and a security interest in its rights under this Agreement and in its Participating Interest in other Assets, and the proceeds therefrom, to secure any loan made hereunder, including interest thereon, reasonable attorneys fees and all other reasonable costs and expenses incurred in recovering the loan with interest and in enforcing such lien or security interest, or both. A non-defaulting Participant may elect the applicable remedy under this Section 6.4(a) or under 6.4(b), or, to the extent a Participant has a lien or security interest under applicable law, it shall be entitled to its rights and remedies at law and in equity. All such remedies shall be cumulative. The election of one or more remedies shall not waive the election of any other remedies. Each Participant hereby irrevocably appoints the other its attorney-in-fact to execute, file and record all instruments necessary to perfect or effectuate the provisions hereof.

          (b) The Participants acknowledge that if a Participant defaults in making a contribution, or a cash call, or in repaying a loan, as required hereunder, it will be difficult to measure the damages resulting from such default. In the event of such default, as reasonable liquidated damages, the non-defaulting Participant may, with respect to any such default not cured within 30 days after notice to the defaulting Participant of such default, elect in writing to have the defaulting Participant's Participating Interest permanently reduced as provided in Section 6.3.

     6.5  Elimination  of  Minority  Interest.  Upon  the  reduction  of  its
          -----------------------------------
Participating Interest to less than 10%, a Participant shall be deemed to have withdrawn from this Agreement and shall relinquish its entire Participating
Interest. Such relinquished Participating Interest shall be deemed to have accrued automatically to the other Participant. If WGI's Participating Interest is reduced to 10%, such Participating Interest shall automatically be converted to the NSR provided in Section 6.3.

     6.6 Continuing Liabilities Upon Adjustments of Participating Interests. Any
         ------------------------------------------------------------------
reduction of a Participant's Participating Interest under this Article VI shall not relieve such Participant of its share of any liability, whether it accrues before or after such reduction, arising out of Operations conducted prior to such reduction. For purposes of this Article VI, such Participant's share of such liability shall be equal to its Participating Interest at the time such liability was incurred. The increased Participating Interest accruing to a Participant as a result of the reduction of the other Participant's Participating Interest shall be free of royalties, liens or other encumbrances arising by, through or under such other Participant, other than those provided herein or those to which both Participants have given their written consent. An adjustment to a Participating Interest need not be evidenced during the term of this Agreement by the execution and recording of appropriate instruments, but each Participant's Participating Interest shall be shown in the books of the Manager. However, either Participant, at any time upon the request of the other Participant, shall execute and acknowledge instruments necessary to evidence such adjustment in form sufficient for recording in the jurisdiction where the Properties are located.

     6.7  WGI's  Right  to Increase Its Participating Interests. WGI retains the
          -----------------------------------------------------
right to increase its Participating Interest to 70% and reduce Company's Participating Interest to 30% for a period of time as outlined in this paragraph. This right shall be exercised by written notice to Company on or before the first anniversary of Company vesting at 70%. Within 60 days after such notice, WGI shall pay Company 2.5 times the amount of Company's actual expenditures on Exploration and Development Expenditures on the Property. If such right is exercised, WGI, and not Company, shall thereafter have the right to break deadlocks on Management Committee decisions.

                                   ARTICLE VII
                                   -----------

                              MANAGEMENT COMMITTEE
                              --------------------

     7.1  Organization  and  Composition.  The  Participants  hereby establish a
          ------------------------------
Management Committee to determine overall policies, objectives, procedures, methods and actions under this Agreement. The Management Committee shall consist of two members, one appointed by WGI and one member appointed by Company. Each Participant may appoint one or more alternates to act in the absence of a regular member. Any alternate so acting shall be deemed a member. Appointments shall be made or changed by notice to the other Participant.

     7.2  Decisions. Each Participant, acting through its appointed member shall
          ---------
have one vote on the Management Committee. The Participant with the largest Participating Interest shall break any deadlock. Unless otherwise provided in this Agreement, the vote of the Participant with a Participating Interest over 50% shall determine the decisions of the Management Committee.

     7.3 Meetings. The Management Committee shall hold regular meetings at least
         --------
annually in Reno, Nevada, or at other mutually agreed places. The Manager shall give 30 days' notice to the Participants of such regular meetings. Additionally, either Participant may call a special meeting upon 15 day's notice to the Manager and the other Participant. In case of emergency, reasonable notice of a special meeting shall suffice. There shall be a quorum if at least one member representing each Participant is present. Each notice of a meeting shall include an itemized agenda prepared by the Manager in the case of a regular meeting, or by the Participant calling the meeting in the case of a special meeting, but any matters may be considered with the consent of all Participants. The Manager shall prepare minutes of all meetings and shall distribute copies of such minutes to the Participants within 30 days after the meeting. The minutes, when signed by all Participants, shall be the official record of the decisions made by the Management Committee and shall be binding on the Manager and the Participants. If personnel employed in Operations are required to attend a Management Committee meeting, reasonable costs incurred in connection with such attendance shall be a Venture cost. All other costs shall be paid by the Participants individually.

     7.4  Action  Without Meeting. In lieu of meetings, the Management Committee
          ------------------------
may  hold telephone conferences, so long as all decisions are within twenty-four
(24) hours confirmed in writing by the Participants.

     7.5  Matters  Requiring  Approval.  Except  as  otherwise  delegated to the
          ----------------------------
Manager in Section 8.2, the Management Committee shall have exclusive authority to determine all management matters related to this Agreement.


                                  ARTICLE VIII
                                  ------------

                                     MANAGER
                                     -------

     8.1  Appointment.  The  Participants hereby appoint WGI as the Manager with
          -----------
overall management responsibility for Operations. WGI hereby agrees to serve until it resigns as provided in Section 8.4.

     8.2  Powers  and  Duties of Manager. Subject to the terms and provisions of
          -------------------------------
this Agreement, the Manager shall have the following powers and duties which shall be discharged in accordance with adopted Programs and Budgets:

          (a)  The  Manager  shall  manage,  direct  and  control  Operations.

          (b) The Manager shall implement the decisions of the Management Committee, shall make all expenditures necessary to carry out adopted Programs, and shall promptly advise the Management Committee if it lacks sufficient funds to carry out its responsibilities under this Agreement.

          (c) The Manager shall: (i) purchase or otherwise acquire all material, supplies, equipment, water, utility and transportation services required for Operations, such purchases and acquisitions to be made on the best terms available, taking into account all of the circumstances; (ii) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and (iii) keep the Assets free and clear of all liens and encumbrances, except for those existing at the time of, or created concurrent with, the acquisition of such Assets, or mechanic's or materialmen's liens which shall be released or discharged in a diligent manner, or liens and encumbrances specifically approved by the Management Committee.

          (d) The Manager shall conduct such title examinations and cure such title defects as may be advisable in the reasonable judgment of the Manager.

          (e) The Manager shall: (i) make or arrange for all payments required by leases, licenses, permits, contracts and other agreements related to the Assets; (ii) pay all taxes, assessments and like charges on Operations and Assets except taxes determined or measured by a Participant's sales revenue or net income. If authorized by the Management Committee, the Manager shall have the right to contest in the courts or otherwise, the validity or amount of any taxes, assessments or charges if the Manager deems them to be unlawful, unjust, unequal or excessive, or to undertake such other steps or proceedings as the Manager may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof before the Manager shall be required to pay them, but in no event shall the Manager permit or allow title to the Assets to be lost as the result of the nonpayment of any taxes, assessments or like charges; and (iii) shall do all other acts reasonably necessary to maintain the Assets.

          (f) The Manager shall: (i) apply for all necessary permits, licenses and approvals; (ii) comply with applicable federal, state and local laws and regulations; (iii) notify promptly the Management Committee of any allegations of substantial violation thereof; and (iv) prepare and file all reports or notices required for Operations. The Manager shall not be in breach of this provision if a violation has occurred in spite of the Manager's good faith efforts to comply, and the Manager has timely cured or disposed of such violation through performance, or payment of fines and penalties.

          (g) The Manager shall prosecute and defend, but shall not initiate without consent of the Management Committee, all litigation or administrative proceedings arising out of Operations. The non-managing Participant shall have the right to participate, at its own expense, in such litigation or administrative proceedings. The non-managing Participant shall approve in advance any settlement involving payments, commitments or obligations in excess of $10,000 in cash or value.

          (h) The Manager shall provide insurance for the benefit of the Participants as provided in Exhibit D.

          (i) The Manager may dispose of Assets, whether by abandonment, surrender or Transfer in the ordinary course of business, except that Properties may be abandoned or surrendered only as provided in Article XIV. However, without prior authorization from the Management Committee, the Manager shall not: (i) dispose of Assets in any one transaction having a value in excess of $10,000; (ii) enter into any sales contracts or commitments for Product, except as permitted in Section 11.2; (iii) begin a liquidation of the Venture; or (iv) dispose of all or a substantial part of the Assets necessary to achieve the purposes of the Venture.

          (j) The Manager shall have the right to carry out its responsibilities hereunder through agents, Affiliates or independent contractors.

          (k) The Manager shall perform or cause to be performed during the term of this Agreement all assessment and other work required by law in order to maintain the unpatented claims included within the Properties. The Manager shall have the right to perform the assessment work required hereunder pursuant to a common plan of exploration and continued actual occupancy of such claims and sites shall not be required. The Manager shall not be liable on account of any determination by any court or governmental agency that the work performed by Manager does not constitute the required annual assessment work or occupancy for the purposes of preserving or maintaining ownership of the claims, provided that the work is in accordance with the adopted Program and Budget. The Manager shall timely record with the appropriate county and file with the appropriate United States agency, affidavits in proper form attesting to the performance of assessment work or notices of intent to hold in proper form, and allocating therein, to or for the benefit of each claim, at least the minimum amount required by law to maintain such claim or site.

          (l) If authorized by the Management Committee, the Manager may: (i) locate, amend or relocate any unpatented mining claim or mill site or tunnel site, (ii) locate any fractions resulting from such amendment or relocation, (iii) apply for patents or mining leases or other forms of mineral tenure for any such unpatented claims or sites, (iv) abandon any unpatented mining claims for the purpose of locating mill sites or otherwise acquiring from the United States rights to the ground covered thereby, (v) abandon any unpatented mill sites for the purpose of locating mining claims or otherwise acquiring from the United States rights to the ground covered thereby, (vi) exchange with or convey to the United States any of the Properties for the purpose of acquiring rights to the ground covered thereby or other adjacent ground, and (vii) convert any unpatented claims or mill sites into one or more leases or other forms of mineral tenure pursuant to any federal law hereafter enacted.

          (m) The Manager shall keep and maintain all required accounting and financial records pursuant to the Accounting Procedure and in accordance with customary cost accounting practices in the mining industry.

          (n) The Manager shall keep the Management Committee advised of all Operations by submitting in writing to the Management Committee: (i) quarterly progress reports which include statements of expenditures and comparisons of such expenditures to the adopted Budget; (ii) periodic summaries of data acquired; (iii) copies of reports concerning Operations;
     (iv) a detailed final report within 30 days after completion of each Program and Budget, which shall include comparisons between actual and budgeted expenditures and comparisons between the objectives and results of Programs; and (v) such other reports as the Management Committee may reasonably, request. At all reasonable times the Manager shall provide the Management Committee or the representative of any Participant, upon the request of any member of the Management Committee, access to, and the right to inspect and copy all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired in operations. In addition, the Manager shall allow the non-managing Participant, at the latter's sole risk and expense, and subject to reasonable safety regulations, to inspect the Assets and Operations at all reasonable times, so long as the inspecting Participant does not unreasonably interfere with Operations.

          (o) The Manager shall undertake all other activities reasonably necessary to fulfill the foregoing.

The Manager shall not be in default of any duty under this Section 8.2 if its failure to perform results from the failure of the non-managing Participant to perform acts or to contribute amounts required of it by this Agreement.

     8.3  Standard  of Care. The Manager shall conduct all Operations in a good,
          -----------------
workmanlike and efficient manner, in accordance with sound mining and other applicable industry standards and practices, and in accordance with the terms and provisions of leases, licenses, permits, contracts and other agreements pertaining to Assets. The Manager shall not be liable to the nonmanaging Participant for any act or omission resulting in damage or loss except to the extent caused by or attributable to the Manager's willful misconduct or gross negligence.

     8.4  Resignation; Deemed Offer to Resign. The Manager may resign upon three
          -----------------------------------
months' prior notice to the other Participant, in which case the other Participant may elect to become the new Manager by notice to the resigning
Participant within 30 days after the notice of resignation. If any of the following shall occur, the Manager shall be deemed to have offered to resign, which offer shall be accepted by the other Participant, if at all, within 90 days following such deemed offer:

          (a) After the Company has made its Initial Contribution, the Participating Interest of the Manager becomes less than 50%; or

          (b) The Manager fails to perform a material obligation imposed upon it under this Agreement and such failure continues for a period of 60 days after notice from the other Participant demanding performance; or

          (c) The Manager fails to pay or contest in good faith its bills within 60 days after they are due; or

          (d) A receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets is appointed and such appointment is neither made ineffective nor discharged within 60 days after the making thereof, or such appointment is consented to, requested by, or acquiesced in by the Manager; or

          (e) The Manager commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets; or makes a general assignment for the benefit of creditors; or fails generally to pay its or Venture debts as such debts become due; or takes corporate or other action in furtherance of any of the foregoing; or

          (f) Entry is made against the Manager of a judgment, decree or order for relief affecting a substantial part of its assets by a court of competent jurisdiction in an involuntary case commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect.

     8.5  Payments To Manager. The Manager shall be compensated for its services
          ---------------------
and reimbursed for its costs hereunder in accordance with the Accounting Procedure.

     8.6  Transactions  With  Affiliates.  If  the Manager engages Affiliates to
          ------------------------------
provide services hereunder, it shall do so on terms no less favorable than would be the case with unrelated persons in arm's-length transactions.

     8.7  Activities During Deadlock. If the Management Committee for any reason
          ---------------------------
fails to adopt a Program and Budget, subject to the contrary direction of the Management Committee and to the receipt of necessary funds, the Manager shall continue Operations at levels comparable with the last adopted Program and Budget. For purposes of determining the required contributions of the Participants and their respective Participating Interests, the last adopted Program and Budget shall be deemed extended.

                                   ARTICLE IX
                                   ----------

                              PROGRAMS AND BUDGETS
                              --------------------

     9.1  Initial  Program and Budget. The initial Program and Budget, which has
          ---------------------------
been adopted by the Participants, is attached as Exhibit E.

     9.2  Operations  Pursuant  to  Programs  and Budgets. Except as provided in
          ------------------------------------------------
Section 9.8 and Article XIII, Operations shall be conducted, expenses shall be incurred, and Assets shall be acquired only pursuant to approved Programs and Budgets.

     9.3  Presentation  of  Programs  and Budgets. Proposed Programs and Budgets
          ----------------------------------------
shall be prepared by the Manager for a period of one year or any longer period. Each adopted Program and Budget, regardless of length, shall be reviewed at least once a year at the annual meeting of the Management Committee. During the period encompassed by any Program and Budget, and at least 3 months prior to its expiration, a proposed Program and Budget for the succeeding period shall be prepared by the Manager and submitted to the Participants. Each such proposed Program and Budget shall be in a form and degree of detail substantially similar to Exhibit F.

     9.4  Review  and  Approval of Proposed Programs and Budgets. Within 30 days
          -------------------------------------------------------
after submission of a proposed Program and Budget, each Participant shall submit to the Management Committee:

          (a) Notice that the Participant approves the proposed Program and Budget; or

          (b)  Proposed  modifications  of  the  proposed Program and Budget; or

          (c) Notice that the Participant rejects the proposed Program and Budget.

If a Participant fails to give any of the foregoing responses within the allotted time, the failure shall be deemed to be an approval by the Participant of the Manager's proposed Program and Budget. If a Participant makes a timely submission to the Management Committee pursuant to Section 9.4(b) or (c), then the Management Committee shall seek to develop a Program and Budget acceptable to the Participants.

     9.5  Election  to Participate. By notice to the Management Committee within
          -------------------------
20 days after the final vote adopting a Program and Budget, a Participant may elect to contribute to such Program and Budget in some lesser amount than its respective Participant Interest, or not at all, in which cases its Participating Interest shall be recalculated as provided in Article VI. If a Participant fails to so notify the Management Committee, the Participant shall be deemed to have elected to contribute to such Program and Budget in proportion to its respective Participating Interest as of the beginning of the period covered by the Program and Budget.

     9.6  Deadlock on Proposed Programs and Budgets. If the Participants, acting
          ------------------------------------------
through the Management Committee, fail to approve a Program and Budget by the beginning of the period to which the proposed Program and Budget applies, the provisions of Sections 8.7 and 12.2 shall apply.

     9.7  Budget Overruns; Program Changes. The Manager shall immediately notify
          ---------------------------------
the Management Committee of any material departure from an adopted Program and Budget. If the Manager exceeds an adopted Budget by more than 10%, then the excess over 10%, unless directly caused by an emergency or unexpected expenditure made pursuant to Section 9.8 or unless otherwise authorized by the Management Committee, shall be for the sole account of the Manager and such excess shall not be included in the calculations of the Participating Interests. Budget overruns of 10% or less shall be borne by the Participants in proportion to their respective Participating Interests as of the time the overrun occurs.

     9.8 Emergency or Unexpected Expenditures. In case of emergency, the Manager
         ------------------------------------
may take any reasonable action it deems necessary to protect life, limb or property, to protect the Assets or to comply with law or government regulation. The Manager may also make reasonable expenditures for unexpected events which are beyond its reasonable control and which do not result from a breach by it of its standard of care. The Manager shall promptly notify the Participants of the emergency or unexpected expenditure, and the Manager shall be reimbursed for all resulting costs by the Participants in proportion to their respective Participating Interests at the time the emergency or unexpected expenditures are incurred.

                                    ARTICLE X
                                    ---------

                            ACCOUNTS AND SETTLEMENTS
                            ------------------------

     10.1  Monthly  Statements.  The  Manager  shall  promptly  submit  to  the
           -------------------
Management Committee monthly statements of account reflecting in reasonable detail the charges and credits to the Joint Account during the preceding month.

     10.2  Cash  Calls.  On  the  basis  of  the adopted Program and Budget, the
           -----------
Manager shall submit to each Participant prior to the last day of each month, a billing for estimated cash requirements for the next month. Within 10 days after receipt of each billing, each Participant shall advance to the Manager its proportionate share of the estimated amount. Time is of the essence of payment of such billings. The Manager shall at all times maintain a cash balance approximately equal to the rate of disbursement for up to 90 days. All funds in excess of immediate cash requirements shall be invested in interest-bearing accounts with Bank of America, N.A., for the benefit of the Joint Account.

     10.3  Failure  to  Meet  Cash  Calls. A Participant that fails to meet cash
           ------------------------------
calls in the amount and at the times specified in Section 10.2 shall be in default, and the amounts of the defaulted cash call shall bear interest from the date due at an annual rate equal to 5 percentage points over the Prime Rate, but in no event shall said rate of interest exceed the maximum permitted by law. The non-defaulting Participant shall have those rights, remedies and elections specified in Section 6.4.

     10.4  Audits.  Upon  request  made  by  any  Participant  within  24 months
           ------
following the end of any calendar year (or, if the Management Committee has adopted an accounting period other than the calendar year, within 24 months after the end of such period), the Manager shall order an audit of the accounting and financial year (or other accounting period). All written exceptions to and claims upon the Manager for discrepancies disclosed by such audit shall be made not more than 3 months after receipt of the audit report. Failure to make any such exception or claim within the 3 month period shall mean the audit is correct and binding upon the Participants. The audits shall be conducted by a firm of certified public accountants selected by the Manager, unless otherwise agreed by the Management Committee.

                                   ARTICLE XI
                                   ----------

                            DISPOSITION OF PRODUCTION
                            -------------------------

     11.1  Taking  In  Kind.  Each  Participant shall take in kind or separately
           ----------------
dispose of its share of all Products in accordance with its Participating Interest. Any extra expenditure incurred in the taking in kind or separate disposition by any Participant of its proportionate share of Products shall be borne by such Participant. Nothing in this Agreement shall be construed as providing, directly or indirectly, for any joint or cooperative marketing or selling of Products or permitting the processing of Products of any parties other than the Participants at any processing facilities constructed by the Participants pursuant to this Agreement. The Manager shall give the Participants notice at least 10 days in advance of the delivery date upon which their respective shares of Products will be available.

     11.2 Failure of Participant to Take In Kind. If a Participant fails to take
          --------------------------------------
in kind, the Manager shall have right, but not the obligation, for a period of time consistent with the minimum needs of the industry, but not to exceed one year, to purchase the Participant's share for its own account or to sell such share as agent for the Participant at not less than the prevailing market price in the area. Subject to the terms of any such contracts of sale then outstanding, during any period that the Manager is purchasing or selling a Participant's share of production, the Participant may elect by notice to the Manager to take in kind. The Manager shall be entitled to deduct from proceeds of any sale by it for the account of a Participant reasonable expenses incurred in such a sale.

                                   ARTICLE XII
                                   -----------

                           WITHDRAWAL AND TERMINATION
                           --------------------------

     12.1 Termination by Expiration or Agreement. This Agreement shall terminate
          --------------------------------------
as expressly provided in this Agreement, unless earlier terminated by written agreement.

     12.2  Termination by Deadlock. If the Management Committee fails or refuses
           -----------------------
to adopt a Program and Budget for three months after the expiration of the latest adopted Program and Budget, either Participant may elect to terminate this Agreement by giving notice of termination to the other Participant.

     12.3 Withdrawal. A Participant may, elect to withdraw as a Participant from
          ----------
this Agreement by giving notice to the other Participant of the effective date of withdrawal, which shall be the later of the end of the then current Program and Budget or at least 30 days after the date of the notice. Upon such withdrawal, this Agreement shall terminate, and the withdrawing Participant shall be deemed to have transferred to the remaining Participant, without cost and free and clear of royalties, liens or other encumbrances arising by, through or under such withdrawing Participant, except those exceptions to title described in Part 1 of Exhibit A and those to which both Participants have given their written consent after the date of this Agreement, all of its Participating Interest in the Assets and in this Agreement. Any withdrawal under this Section
12.3 shall not relieve the withdrawing Participant of its share of liabilities to third persons (whether such accrues before or after such withdrawal) arising out of Operations conducted prior to such withdrawal. For purposes of this
Section 12.3, the withdrawing Participant's share of such liabilities shall be equal to its Participating Interest at the time such liability was incurred.

     12.4 Continuing Obligations. On termination of this Agreement under Section
          ----------------------
12.1 or 12.2, the Participants shall remain liable for continuing obligations hereunder until final settlement of all accounts and for any liability, whether it accrues before or after termination, if it arises out of Operations during the term of the Agreement.

     12.5 Disposition of Assets on Termination. Promptly after termination under
          ------------------------------------
Section 12.1 or 12.2, the Manager shall take all action necessary to wind up the activities of the Venture, and all costs and expenses incurred in connection with the termination of the Venture shall be expenses chargeable to the Venture. In accordance with Exhibit C, any Participant that has a negative Capital Account balance when the Venture is terminated for any reason shall contribute to the Assets of the Venture an amount sufficient to raise such balance to zero. The Assets shall first be paid, applied, or distributed in satisfaction of all liabilities of the Venture to third parties and then to satisfy any debts, obligations, or liabilities owed to the Participants. Before distributing any funds or Assets to Participants, the Manager shall have the right to segregate amounts which, in the Manager's reasonable judgment, are necessary to discharge continuing obligations or to purchase for the account of Participants, bonds or other securities for the performance of such obligations. The foregoing shall not be construed to include the repayment of any Participant's capital contributions or Capital Account balance. Thereafter, the properties shall be distributed to WGI, all other assets shall be sold, and all cash shall be distributed to the Participants, first in the ratio and to the extent of their respective Capital Accounts and then in proportion to their respective Participating Interests, subject to any dilution, reduction, or termination of such Participating Interests as may have occurred pursuant to the terms of this Agreement. No Participant shall receive a distribution of any interest in Products or proceeds from the sale thereof if such Participant's Participating Interest therein has been terminated pursuant to this Agreement.

     12.6  Non-Compete  Covenants.  A  Participant  that  withdraws  pursuant to
           ----------------------
Section 12.3, or is deemed to have withdrawn pursuant to Section 5.2 or 6.5, shall not directly or indirectly acquire any interest in property within the Area of Interest for 12 months after the effective date of withdrawal. If a withdrawing Participant, or the Affiliate of a withdrawing Participant, breaches this Section 12.6, such Participant or Affiliate shall be obligated to offer to convey to the non-withdrawing Participant, without cost, any such property or interest so acquired. Such offer shall be made in writing and can be accepted by the non-withdrawing Participant at any time within 45 days after it is received by such non-withdrawing Participant.

     12.7  Right  to Data After Termination. After termination of this Agreement
           ---------------------------------
pursuant to Section 12.1 or 12.2, each Participant shall be entitled to copies of all information acquired hereunder before the effective date of termination not previously furnished to it, but a terminating or withdrawing Participant shall not be entitled to any such copies after any other termination or any withdrawal.

     12.8  Continuing-Authority.  On termination of this Agreement under Section
           --------------------
12.1 or 12.2 or the deemed withdrawal of a Participant pursuant to Section 5.2, 6.4(b) or 6.5 or the withdrawal of a Participant pursuant to Section 12.3, the Manager shall have the power and authority, subject to control of the Management Committee, if any, to do all things on behalf of the Participants which are reasonably necessary or convenient to: (a) wind up Operations and (b) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or withdrawal, if the transaction or obligation arises out of Operations prior to such termination or withdrawal. The Manager shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of the Participants and the Venture, mortgage Assets, and take any other reasonable action in any matter with respect to which the former Participants continue to have, or appear or are alleged to have, a common interest or a common liability.

                                  ARTICLE XIII
                                  ------------

                      ACQUISITIONS WITHIN AREA OF INTEREST
                      ------------------------------------

     13.1  General.  Any  interest  or  right  to  acquire  any interest in real
           -------
property within the Area of Interest acquired during the term of this Agreement by or on behalf of a Participant or any Affiliate shall be subject to the terms and provisions of this Agreement.

     13.2  Notice  to  Nonacquiring  Participant.  Within  30  days  after  the
           -------------------------------------
acquisition of any interest or the right to acquire any interest in real property wholly or partially within the Area of Interest (except real property acquired by the Manager pursuant to a Program), the acquiring Participant shall notify the other Participant of such acquisition. The acquiring Participant's notice shall describe in detail the acquisition, the lands and minerals covered thereby, the cost thereof, and the reasons why the acquiring Participant believes that the acquisition of the interest is in the best interests of the Participants under this Agreement. In addition to such notice, the acquiring Participant shall make any and all information concerning the acquired interest available for inspection by the other Participant.

     13.3  Option  Exercised.  If,  within 30 days after receiving the acquiring
           -----------------
Participant's notice, the other Participant notifies the acquiring Participant of its election to accept a proportionate interest in the acquired interest equal to its Participating Interest, the acquiring Participant shall convey to the other Participant, by special warranty deed, such a proportionate undivided interest therein. The acquired interest shall become a part of the Properties for all purposes of this Agreement immediately upon notice of such other Participant's election to accept the proportionate interest therein. Such other Participant shall promptly pay to the acquiring Participant its proportionate share of the latter's actual out-of-pocket acquisition costs.

     13.4  Option  Not  Exercised.  If  the other Participant does not give such
           ----------------------
notice within the 30 day period set forth in Section 13.3, it shall have no interest in the acquired interest, and the acquired interest shall not be a part of the Properties or be subject to this Agreement.

                                   ARTICLE XIV
                                   -----------

                     ABANDONMENT AND SURRENDER OF PROPERTIES
                     ---------------------------------------

     14.1  Surrender  or  Abandonment  of Property. The Management Committee may
           ---------------------------------------
authorize the Manager to surrender or abandon part or all of the Properties. If the Management Committee authorizes any such surrender or abandonment over the objection of a Participant, the Participant that desires to abandon or surrender shall assign to the objecting Participant, by special warranty deed and without cost to the surrendering Participant, all of the surrendering Participant's interest in the property to be abandoned or surrendered, and abandoned or surrendered property shall cease to be part of the Properties.

     14.2  Reacquisition.  If  any Properties are abandoned or surrendered under
           -------------
the provisions of this Article XIV, then, unless this Agreement is earlier terminated, neither Participant nor any Affiliate thereof shall acquire any interest in such Properties or a right to acquire such Properties for a period of one year following the date of such abandonment or surrender. If a Participant reacquires any Properties in violation of this Section 14.2, the other Participant may elect by notice to the reacquiring Participant within 45 days after it has actual notice of such reacquisition, to have such properties made subject to the terms of this Agreement. In the event such an election is made, the reacquired properties shall thereafter be treated as Properties, and the costs of reacquisition shall be borne solely by the reacquiring Participant and shall not be included for purposes of calculating the Participants' respective Participating Interests.

                                   ARTICLE XV
                                   ----------

                              TRANSFER OF INTEREST
                              --------------------

     15.1  General.  A Participant shall have the right to Transfer to any third
           -------
party all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets solely as provided in this Article XV.

     15.2  Limitations  on  Free  Transferability.  The  Transfer  right  of  a
           --------------------------------------
Participant in Section 15.1 shall be subject to the following terms and conditions:

          (a) No transferee of all or any part of the interest of a Participant in this Agreement, any Participating Interest, or the Assets shall have the rights of Participant unless and until the transferring Participant has provided to the other Participant notice of the Transfer, and except as provided in Sections 15.2(g) and 15.2(h), the transferee, as of this effective date of the Transfer, has committed in writing to be bound by this Agreement to the same extent as the transferring Participant;

          (b) No Participant, without the consent of the other Participant, shall make a Transfer which shall cause termination of the tax partnership established by the provisions of Section 4.2;

          (c) No Transfer permitted by this Article XV shall relieve the transferring Participant of its share of any liability, whether accruing before or after such Transfer, which arises out of Operations conducted prior to such Transfer;

          (d) As provided in Exhibit C, Article IV the transferring Participant and the transferee shall bear all tax consequences of the Transfer;

          (e) In the event of a Transfer of less than all of a Participating Interest, the transferring Participant and its transferee shall act and be treated as one Participant;

          (f) No Participant shall Transfer any interest in this Agreement or the Assets except by Transfer of part or all of its Participating Interest;

          (g) If the Transfer is the grant, of a security interest by mortgage, deed of trust, pledge, lien or other encumbrance of any interest in this Agreement, any Participating Interest or the Assets to secure a loan or other indebtedness of a Participant in a bona fide transaction, such security interest shall be subordinate to the terms of this Agreement and the rights and interests of the other Participant hereunder. Upon any foreclosure or other enforcement of rights in the security interest the acquiring third party shall be deemed to have assumed the position of the encumbering Participant with respect to this Agreement and the other Participant, and it shall comply with and be bound by the terms and conditions of this Agreement;

          (h) If a sale or other commitment or disposition of Products or proceeds from the sale of Products by a Participant upon distribution to it pursuant to Article XI creates in a third party a security interest in Products or proceeds therefrom prior to such distribution, such sales, commitment or disposition shall be subject to the terms and conditions of this Agreement; and

          (i) If, contrary to Section 15.2(b), a Transfer is made which causes termination of the tax partnership established by Section 4.2, the transferring Participant shall indemnify, defend and hold harmless the other Participant from and against any and all loss, cost, expense or damage arising from such termination;

          (j) Only United States currency shall be used for Transfers for consideration.

     15.3  Preemptive  Right. Except as otherwise provided in Section 15.4, if a
           -----------------
Participant desires to Transfer all or any part of its interest in this Agreement, any Participating Interest, or the Assets, the other Participant shall have a preemptive right to acquire such interests as provided in this
Section  15.3.

          (a) A Participant intending to Transfer all or any part of its interest in this Agreement, any Participating Interest, or the Assets shall promptly notify the other Participant of its intentions. The notice shall state the price and all other pertinent terms and conditions of the intended Transfer, and shall be accompanied by a copy of the offer or contract for sale. The other Participant shall have 30 days from the date such notice is delivered to notify the transferring Participant whether it elects to acquire the offered interest at the same price and on the same terms and conditions as set forth in the notice. If it does so elect, the Transfer shall be consummated promptly after such notice of such election is delivered to the transferring Participant.

          (b) If the other Participant fails to so elect within the period provided for in Section 15.3(a), the transferring Participant shall have 30 days following the expiration of such period to consummate the Transfer to a third party at a price and on terms no less favorable than those offered by the transferring Participant to the other Participant in the notice required in Section 15.3(a).

          (c) If the transferring Participant fails to consummate the Transfer to a third party within the period set forth in Section 15.3(b), the preemptive right of the other Participant in such offered interest shall be deemed to be revived. Any subsequent proposal to Transfer such interest shall be conducted in accordance with all of the procedures set forth in this Section 15.3.

     15.4  Exceptions  to  Preemptive Right. Section 15.3 shall not apply to the
           --------------------------------
following:

          (a) Transfer by a Participant of all or any part of its interest in this Agreement, any Participating Interest, or the Assets to an Affiliate;

          (b) Incorporation of a Participant, or corporate merger, consolidation, amalgamation or reorganization of a Participant by which the surviving entity shall possess substantially all of the stock, or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of that Participant;

          (c) The grant by a Participant of a security in any interest in this Agreement, any Participating Interest, or the Assets by mortgage, deed of trust, pledge, lien or other encumbrance; or

          (d) A sale or other commitment or disposition of Products or proceeds from sale of Products by a Participant upon distribution to it pursuant to
     Article  XI.

                                   ARTICLE XVI
                                   -----------

                                    DISPUTES
                                    --------

     16.1  General.  The  courts  of  the  State  of Nevada shall have exclusive
           -------
jurisdiction  to  settle  disputes  between  the  Participants.

                                  ARTICLE XVII
                                  ------------

                                 CONFIDENTIALITY
                                 ---------------

     17.1  General.  The  financial  terms of this Agreement and all information
           -------
obtained in connection with the performance of this Agreement shall be the exclusive property of the Participants and, except as provided in Section 17.2, shall not be disclosed to any third party or the public without the prior written consent of the other Participant, which consent shall not be unreasonably withheld.

     17.2  Exceptions. The consent required by Section 17.1 shall not apply to a
           ----------
disclosure:

          (a) To an Affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed;

          (b) To any third party to whom the disclosing Participant contemplates a Transfer of all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets; or

          (c) To at governmental agency or to the public which the disclosing Participant believes in good faith is required by pertinent law or regulation or the rules of any stock exchange;

In any case to which this Section 17.2 is applicable, the disclosing Participant shall give notice to the other Participant concurrently with the making of such disclosure. As to any disclosure pursuant to Section 17.2(a) or (b), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Participants are obligated under this Article XVII.

     17.3 Duration of Confidentiality. The provisions of this Article XVII shall
          ---------------------------
apply during the term of this Agreement and for one year following termination of this Agreement pursuant to Section 12.1 or 12.2, and shall continue to apply to any Participant who withdraws, who is deemed to have withdrawn, or who Transfers its Participating Interest, for two years following the date of such occurrence.

                                  ARTICLE XVIII
                                  -------------

                               GENERAL PROVISIONS
                               ------------------

     18.1  Notices.  All  notices,  payments  and  other required communications
           -------
("Notices") to the Participants shall be writing, and shall be addressed respectively as follows:

WGI:      Western Goldfields, Inc.
          961 Matley Lane, Suite 120
          Reno, NV  89502
          Attn:  Vice President Exploration

Company:  321Gold, Inc.
          6884 North Kendall Drive, Suite C-301
          Miami, FL  33156
          Attn:  President

All Notices shall be given (i) by personal delivery to the Participant, or (ii) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (iii) by registered or certified mail return receipt requested. All Notices shall be effective and shall be deemed delivered
(i) if by personal delivery on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication on the next business day following receipt of the electronic communication, and (iii) if solely by mail on the next business day after actual receipt. A Participant may change its address by, Notice to the other Participant.

     18.2  Waiver.  The  failure  of  a  Participant  to  insist  on  the strict
           ------
performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Participant's right thereafter to enforce any provision or exercise any right.

     18.3  Modification. No modification of this Agreement shall be valid unless
           -------------
made in writing and duly executed by the Participants.

     18.4  Force  Majeure.  Except  for the obligation to make payments when due
           ---------------
hereunder, the obligations of a Participant shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labor disputes (however arising and whether employee demands are reasonable or within the power of the participant to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing. The affected Participant shall promptly give notice to the other Participant of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof. The affected Participant shall resume performance as soon as reasonably possible. During the period of suspension the obligations of the Participants to advance funds pursuant to
Section  10.2  shall  be  reduced  to  levels  consistent  with  Operations.

     18.5  Governing Law. This Agreement shall be governed by and interpreted in
          --------------
accordance with the laws of the State of Nevada, except for its rules pertaining to conflicts of laws.

     18.6 Rule Against Perpetuities. Any right or option to acquire any interest
          -------------------------
in real or personal property under this Agreement must be exercised, if at all, so as to vest such interest in the acquirer within 21 years after the effective date of this Agreement.

     18.7  Further Assurances. Each of the Participants agrees to take from time
           -------------------
to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

     18.8 Survival of Terms and Conditions. The following Sections shall survive
          --------------------------------
the termination of this Agreement to the full extent necessary for their enforcement and the protection of the Participant in whose favor they run:
Sections 2.2, 4.5, 6.4, 6.6, 10.3, 12.3, 12.4, 12.5, 12.6, 12.7 and 12.8.

     18.9  Entire Agreement; Successors and Assigns. This Agreement contains the
           -----------------------------------------
entire understanding of the Participants and supersedes all prior agreements and understandings between the Participants relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Participants. In the event of any conflict between this Agreement and any Exhibit attached hereto, the terms of this Agreement shall be controlling. 321Gold, Inc. LLC acquired all right, title and interest of 321 Gold and Robert J. Moriarity in the Letter of Intent dated April 26, 2004, which letter is hereby terminated and of no further force and effect.

     18.10  Memorandum.  At  the  request of either Participant, a Memorandum or
            ----------
short form of this Agreement, as appropriate, which shall not disclose financial information contained herein, shall be prepared and recorded by Manager. This Agreement shall not be recorded.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          WESTERN GOLDFIELDS, INC.


                                          By /s/ Thomas E. Callicrate
                                             ---------------------------------
                                               Vice President Exploration




                                          321GOLD, INC.


                                          By /s/ Robert J. Moriarty
                                             ---------------------------------
                                                   President

                                    EXHIBIT A

                    Sunny Slope Gold Property List of Claims

                             Mineral County, Nevada


PROPERTIES AND TITLE EXCEPTIONS

The sixteen (16) Sunny Slope lode claims are located in T11N, R28E sections 28, and 29, and 33, Mineral County, Nevada.

BLM                 COUNTY                   COUNTY
1.   CLAIM ID     CLAIM NAME  BOOK  PAGE  DOCUMENT NO.
     -------------------------------------------------

NMC      822445.  SS-1         187   505        124407
NMC      822446   SS-2         187   506        124408
NMC      822447.  SS-3         187   507        124409
NMC      822448.  SS-4         187   508        124410
NMC      845095.  SS 16                         127991
NMC      845096.  SS 15                         127992
NMC      845097   SS 14                         127993
NMC      845098.  SS 13                         127994
NMC      845099.  SS 12                         127995
NMC      845100.  SS 11                         127996
NMC      845101   SS 10                         127997
NMC      845102   SS 9                          127998
NMC      845103   SS 8                          127999
NMC      845104.  SS 7                          128000
NMC      845105.  SS 6                          128001
NMC      845106.  SS 5                          128002

There are no title exceptions.

2.        THE  PROPERTY  AND  AREA  OF  INTEREST
          There shall be an "Area of Interest" for the Mining Joint Venture Agreement, that includes all lands within approximately one (1) mile beyond the boundary of the Claims, which is more particularly described by legal description as follows: T10N, R28E sections 4N1/2, 3N1/2; T11N, R28E sections 20S1/2, 21S1/2, 22SW1/4, 27NW1/4, S1/2, and sections  28,  29,  32,  33,  and  34.

                                    EXHIBIT B
                                    ---------

                              ACCOUNTING PROCEDURE
                              --------------------

     The financial and accounting procedures to be followed by the Manager and the Participants under the Agreement are set forth below. References in this Accounting Procedure to Sections and Articles are to those located in this Accounting Procedure unless it is expressly stated that they are references to the Venture Agreement.

                                    ARTICLE I
                                    ---------

                               GENERAL PROVISIONS
                               ------------------

     1.1  General  Accounting  Records.  The Manager shall maintain detailed and
           ----------------------------
comprehensive cost accounting records in accordance with this Accounting Procedure, including general ledgers, supporting and subsidiary, journals, invoices, checks and other customary documentation, sufficient to provide a record of revenues and expenditures and periodic statements of financial position and the results of operations for managerial, tax, regulatory or other financial reporting purposes. Such records shall be retained for the duration of the period allowed the Participants for audit or the period necessary to comply with tax or other regulatory requirements. The records shall reflect all obligations, advances and credits of the Participants.

     1.2  Bank  Accounts.  The  Manager shall maintain one or more separate bank
          --------------
accounts for the payment of all expenses and the deposit of all cash receipts for the Venture.

     1.3  Statements and Billings. The Manager shall prepare statements and bill
          ------------------------
the Participants as provided in Article X of the Agreement. Payment of any such billings by any Participant, including the Manager, shall not prejudice such Participant's right to protest or question the correctness thereof for a period not to exceed twenty-four (24) months following the calendar year during which such billings were received by the Participant. All written exceptions to and claims upon the Manager for incorrect charges, billings or statements shall be made upon the Manager within such twenty-four (24) month period. The time period permitted for adjustments hereunder shall not apply to adjustments resulting from periodic inventories as provided in Article V.

                                   ARTICLE II
                                   ----------

                            CHARGES TO JOINT ACCOUNT
                            ------------------------

Subject to the limitations hereinafter set forth, the following:

     2.1  Rentals,  Royalties  and  Other Payments. All property acquisition and
          ----------------------------------------
holding costs, including filing fees, license fees, costs of permits and assessment work, delay rentals, production royalties, including any required advances, and all other payments made by the Manager which are necessary to acquire or maintain title to the Assets.

     2.2  Labor  and  Employee  Benefits.
          ------------------------------

          (a) Salaries and wages of the Manager's employees directly engaged in Operations, including salaries or wages of employees who are temporarily assigned to and directly employed by same.

          (b) The Manager's cost of holiday, vacation, sickness and disability benefits, and other customary allowances applicable to the salaries and wages chargeable under Sections 2.2(a) and 2.12. Such costs may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages. If percentage assessment is used, the rate shall be applied to wages or salaries excluding overtime and bonuses. Such rate shall be based on the Manager's cost experience and it shall be periodically adjusted at least annually to ensure that the total of such charges does not exceed the actual cost thereof to the Manager.

          (c) The Manager's actual cost of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus (except production or incentive bonus plans under a union contract based on actual rates of production, cost savings and other production factors, and similar non-union bonus plans customary in the industry or necessary to attract competent employees, which bonus payments shall be considered salaries and wages under Sections 2.2(a) or 2.12; rather than employees' benefit plans) and other benefit plans of a like nature applicable to salaries and wages chargeable under Sections 2.2(a) or 2.12, provided that the plans are limited to the extent feasible to those customary in the industry.

          (d) Cost of assessments imposed by, governmental authority which is applicable to salaries and wages chargeable under Sections 2.2(a) and 2.12, including all penalties except those resulting from the willful misconduct or gross negligence of the Manager.

     2.3 Materials, Equipment and Supplies. The cost of materials, equipment and
         ---------------------------------
supplies (herein called "Material") purchased from unaffiliated third parties or furnished by the Manager or any Participant as provided in Article III. The Manager shall purchase or furnish only so much Material as may be required for immediate use in efficient and economical Operations. The Manager shall also maintain inventory levels of Material at reasonable levels to avoid unnecessary accumulation of surplus stock.

     2.4  Equipment  and Facilities Furnished by Manager. The cost of machinery,
          ----------------------------------------------
equipment and facilities owned by the Manager and used in Operations or used to provide support or utility services to Operations charged at rates commensurate with the actual costs of ownership and operation of such machinery, equipment and facilities. Such rates shall include costs of maintenance, repairs, other operating expenses, insurance, taxes, depreciation and interest at a rate not to exceed ten percent (10%) per annum. Such rates shall not exceed the average commercial rates currently prevailing in the vicinity of the Operations.

     2.5  Transportation. Reasonable transportation costs incurred in connection
           -------------
with  the transportation of employees and material necessary for the Operations.

     2.6  Contract  Services  and  Utilities.  The cost of contract services and
          ----------------------------------
utilities procured from outside sources, other than services described in Sections 2.9 and 2.13. If contract services are performed by the Manager or an Affiliate thereof, the cost charged to the Joint Account shall not be greater than that for which comparable services and utilities are available in the open market within the vicinity of the Operations. The cost of professional consultant services procured from outside sources in excess of $10,000 shall not be charged to the Joint Account unless approved by the Management Committee.

     2.7  Insurance  Premiums.  Net  premiums  paid for insurance required to be
          -------------------
carried for Operations for the protection of the Participants. When the Operations are conducted in an area where the Manager may self-insure for Workmen's Compensation and/or Employer's Liability under state law, the Manager may elect to include such risks in its self-insurance program and shall charge its costs of self-insuring such risks to the Joint Account provided that such charges shall not exceed published manual rates.

     2.8 Damages and Losses. All costs in excess of insurance proceeds necessary
         ------------------
to repair or replace damage or losses to any Assets resulting from any cause other than the willful misconduct or gross negligence of the Manager. The Manager shall furnish the Management Committee with written notice of damages or losses as soon as practicable after a report thereof has been received by the Manager.

     2.9  Legal  and Regulatory Expense. Except as otherwise provided in Section
          -----------------------------
2.13, all legal and regulatory costs and expenses incurred in or resulting from the Operations or necessary to protect or recover the Assets of the Venture. All attorney's fees and other legal costs to handle, investigate and settle litigation or claims, including the cost of legal services provided by the Manager's legal staff, and amounts paid in settlement of such litigation or claims in excess of $10,000 shall not be charged to the Joint Account unless approved by the Management Committee.

     2.10  Audit.  Cost  of  annual  audits  under  Section  10.4 of the Venture
           -----
Agreement if approved by all of the Participants.

     2.11  Taxes.  All  taxes  (except  income  taxes)  of every kind and nature
           -----
assessed or levied upon or in connection with the Assets, the production of Products or Operations, which have been paid by the Manager for the benefit of the Participants. Each Participant is separately responsible for income taxes which are attributable to its respective Participating Interest.

     2.12 District and Camp Expense (Field Supervision and Camp Expenses). A pro
          ---------------------------------------------------------------
rata portion of (i) the salaries and expenses of the Manager's superintendent and other employees serving Operations whose time is not allocated directly to such Operations, and (ii) the costs of maintaining and operating an office (herein called "the Manager's Project Office") and any necessary sub office and
(iii) all necessary camps, including housing facilities for employees, used for Operations. The expense of those facilities, less any revenue there from, shall include depreciation or a fair monthly rental in lieu of depreciation of the investment. The total of such charges for all properties served by the Manager's employees and facilities shall be apportioned to the Joint Account on the basis of a ratio, the numerator of which is the direct labor costs of the Operations and the denominator of which is the total direct labor costs incurred for all activities served by the Manager.

     2.13  Administrative  Charge.
           ----------------------

               (a) Each month, the Manager shall charge the Joint Account a sum for each phase of Operations as provided below, which shall be a liquidated amount to reimburse the Manager for its home office overhead and general and administrative expenses to conduct each phase of the Operations, and which shall be in lieu of any management fee:

                    (1)  Exploration Phase - three percent (3%) Allowable Costs.
                         -----------------

                    (2)  Development Phase - three percent (3%) Allowable Costs.
                         -----------------

                    (3)  Mining  Phase  -  three  percent  (3%) Allowable Costs.
                         -------------

               (b) The term "Allowable Costs" as used in this Section 2.13 for a particular phase of Operations shall mean all charges to the Joint Account: excluding (i) the administrative charge referred to herein; (ii) depreciation, depletion or amortization of tangible or intangible assets; (iii) amounts charged in accordance with Sections 2.1 and 2.9. The Manager shall attribute such Allowable Costs to a particular phase of Operations by applying the following guidelines:

                    (1) The exploration phase shall cover those activities conducted to ascertain the existence, location, extent or quantity of any deposit of ore or mineral. Such phase shall cease when a commercially recoverable reserve is determined to exist.

                    (2) The development phase shall cover those activities conducted to access a commercially feasible ore body or to-extend production of-an existing ore body, and to construct or install related fixed assets.

                    (3) The major construction phase shall include all activities involved in the construction of a mill, smelter or other ore processing facilities.

                    (4) The mining phase shall include all other otherwise covered above, including activities conducted after mining operations have ceased.

               (c) The monthly administration charge determined for each phase of Operations shall be equitably apportioned among all of the monthly period on the basis of a ratio, the numerator of which is the direct labor costs charged to a particular property and the denominator of which is the total direct labor costs incurred for all properties served by the Manager.

               (d) The following is a representative list of items comprising the Manager's principal business office expenses that are expressly covered by the administrative charge provided in this Section 2.13:

                    (1) Administrative supervision, which includes services rendered by managers, department supervisors, officers and directors of the Manager for Operations, except to the extent that such services represent a direct charge to the Joint Account, as provided for in Section 2.2;

                    (2) Accounting, data processing, personnel administration, billing and record keeping in accordance with governmental regulations and the provisions of the Venture Agreement, and preparation of reports;

                    (3) The services of tax counsel and tax administration employees for all tax matters, including any protests, except any outside professional fees which the Management Committee may approve as a direct charge to the Joint Account;

                    (4) Routine legal services rendered by outside sources and the Manager's legal staff not otherwise charged to the Joint Account under
     Section  2.9;  and

                    (5) Rentals and other charges for office and records storage space, telephone service, office equipment and supplies.

               (e) The Management Committee shall annually review the administration charges and shall amend the methodology or rates used to determine such charges if they are found to be insufficient or excessive.

     2.14  Other  Expenditures.  Any  reasonable  direct expenditure, other than
           ------------------
expenditures which are covered by the foregoing provisions, incurred by the Manager for the necessary and proper conduct of Operations.

                                   ARTICLE III
                                   -----------

                        BASIS OF CHARGES TO JOINT ACCOUNT
                        ---------------------------------

     3.1  Purchases. Material purchased and services procured from third parties
          ---------
shall be charged to the Joint Account by the Manager at invoiced cost, including applicable transfer taxes, less all discounts taken. If any Material is determined to be defective or is returned to a vendor for any other reason, the Manager shall credit the Joint Account when an adjustment is received from the vendor.

     3.2  Material  Furnished by or Transferred to the Manager or a Participant.
          ---------------------------------------------------------------------
Any Material furnished by the Manager or Participant from its stocks or transferred to the Manager or Participant shall be priced on the following basis:

          (a)  New  Material:  New  Material  transferred  from  the  Manager or
               -------------
Participant shall be priced F.O.B. the nearest reputable supply store or railway receiving point, where like Material is available, at the current replacement cost of the same kind of Material, exclusive of any available cash discounts, at the time of the transfer (herein called, "New Price").

          (b)  Used  Material.
               --------------

               (1) Used Material in sound and serviceable condition and suitable for reuse without reconditioning shall be priced as follows:

                    (a) Used Material transferred by the Manager or a Participant shall be priced at seventy-five percent (75%) of the New Price;

                    (b) Used Material transferred to the Manager or Participant shall be priced (i) at seventy-five percent (75%) of the New Price if such Material was originally charged to the Joint Account as new Material, or
     (ii) at sixty-five percent (65%) of the New Price if such Material was originally charged to the Joint Account as good used Material at seventy-five percent (75%) of the New Price.

               (2) Other used Material which, after reconditioning will be further serviceable for original function as good secondhand Material, or which is serviceable for original function but not substantially suitable for reconditioning shall be priced at 50 percent (50%) of New Price. The cost of any reconditioning shall be borne by the transferee.

               (3) All other Material, including junk, shall be priced at a value commensurate with its use or at prevailing prices. Material no longer suitable for its original purpose but usable for some other purpose shall be priced on a basis comparable with items normally used for such other purposes.

                    (c) Obsolete Material. Any Material which is serviceable and
                        -----------------
usable for its original function, but its condition is not equivalent to that which would justify a price as provided above shall be priced by the Management Committee. Such price shall be set at a level which will result in a charge to the Joint Account equal to the value of the service to be rendered by such Material.

     3.3  Premium  Prices.  Whenever  Material  is  not  readily  obtainable  at
          ---------------
published or listed prices because of national emergencies, strikes or other unusual circumstances over which Manager has no control, the Manager may charge the Joint for the required Material on the basis of the Manager's direct cost and expenses incurred in procuring such Material and making it suitable for use. The Manager shall give written notice of the proposed charge to the Participants prior to the time when such charge is to be billed, whereupon any Participant shall have the right, by notifying the Manager within ten days of the delivery of the notice from the Manager, to furnish at the usual receiving point all or part of its share of Material suitable for use and acceptable to the Manager.

     3.4  Warranty of Material Furnished by the Manager or Participants. Neither
          -------------------------------------------------------------
the Manager nor any Participant warrants the Material furnished beyond any dealer's or manufacturer's warranty and no credits shall be made to the Joint Account for defective Material until adjustments are received by the Manager from the dealer, manufacturer or their respective agents.

                                   ARTICLE IV
                                   ----------

                              DISPOSAL OF MATERIAL
                              --------------------

     4.1 Disposition Generally. The Manager shall have no obligation to purchase
         ---------------------
a Participant's interest in Material. The Management Committee shall determine the disposition of major items of surplus Material, provided the Manager shall have the right to dispose of normal accumulations of junk and scrap Material either by sale or by transfer to the Participants as provided in Section 4.2.

     4.2  Distribution  to  Participants.  Any Material to be distributed to the
          ------------------------------
Participants shall be made in proportion to their respective Participating Interests, and corresponding credits shall be made to the Joint Account on the basis provided in Section 3.2.

     4.3  Sales.  Sales  of  Material  to third parties shall be credited to the
          -----
Joint Account at the net amount received. Any damages or claims by the Purchaser shall be charged back to the Joint Account if and when paid.

                                    ARTICLE V
                                    ---------

                                   INVENTORIES
                                   -----------

     5.1  Periodic  Inventories,  Notice  and  Representations.  At  reasonable
          ----------------------------------------------------
intervals, inventories shall be taken by the Manager, which shall include all such Material as is ordinarily considered controllable by operators of mining properties and the expense of conducting such periodic inventories shall be charged to the Joint Account. The Manager shall give written notice to the Participants of its intent to take any inventory at least 30 days before such inventory is scheduled to take place. A Participant shall be deemed to have accepted the results of any inventory taken by the Manager if the Participant fails to be represented at such inventory.

     5.2  Reconciliation  and  Adjustment  of  Inventories.  Reconciliation  of
          ------------------------------------------------
inventory with charges to the Joint Account shall be made, and a list of overages and shortages shall be furnished to the Management:

Committee within 6 months after the inventory is taken. Inventory adjustments shall be made by the Manager to the Joint Account for overages and shortages, but the Manager shall be held accountable to the Venture only for shortages due to lack of reasonable diligence.

                                    EXHIBIT C
                                    ---------

                                   TAX MATTERS
                                   -----------

                                    Article I
                                    ---------

                               Tax Matters Partner
                               -------------------

     1.1  Designation of Tax Matters Partner.  The  Manager is hereby designated
          ----------------------------------
tax matters partner (hereinafter "TMP") as defined in Section 6231(a)(7} of the Code. In the event of any change in Manager, the Participant serving as manager at the end of a taxable year shall continue as TMP with respect to all matters concerning such year. The TMP and other Participants shall use their best efforts to comply with the responsibilities outlined in this section and in Sections 6222 through 6232 of the Code (including any Treasury regulations promulgated hereunder) and in doing so shall incur no liability to any other party.

     1.2  Notice.  The  Participants shall furnish the TMP with such information
          ------
(including information specified in Section 6230(e) of the Code) as it may reasonably request to permit it to provide the Internal Revenue Service with sufficient information to allow proper notice to the Participants in accordance with Section 6223 of the Code. The TMP shall keep each Participant informed of all administrative and judicial proceedings for the adjustment at the partnership level of partnership items in accordance with Section 6223(g) of the Code.

     1.3  Inconsistent  Treatment  of  Partnership  Item.  If  an administrative
          ----------------------------------------------
proceeding contemplated under Section 6223 of the Code has begun, and the TMP so requests, the Participants shall notify the TMP of their treatment of any partnership item on their federal income tax return in a manner which is inconsistent with the treatment of that item on the partnership return.

     1.4  Extensions  of  Limitation  Periods.  The TMP shall not enter into any
          -----------------------------------
extension of the period of limitations as provided under Section 6229 of the Code without first giving reasonable advance notice to all other Participants of such intended action.

     1.5  Requests  for  Administrative  Adjustments. No Participant shall file,
          ------------------------------------------
pursuant to Section 6227 of the Code, a request for an administrative adjustment of partnership items for any partnership taxable year without first notifying all other Participants. If all other Participants agree with the requested adjustment, the TMP shall file the request for administrative adjustment on behalf of the partnership. If unanimous consent is not obtained within 30 days, or within the period required to timely file the request for administrative adjustment, if shorter, any Participant, including the TMP, may file a request for administrative adjustment on its own behalf.

     1.6  Judicial  Proceedings.  Any  Participant  intending to file a petition
          ---------------------
under Section 6226, 6228 or other sections of the Code with respect to any partnership item, or other tax matters involving the partnership, shall notify the other Participants of such intention and the nature of the contemplated proceeding. If the TMP is the Participant intending to file such petition, such notice shall be given within a reasonable time to allow the other Participants to participate in the choosing of the forum in which such petition will be filed. If the

Participants do not agree on the appropriate forum, then the appropriate forum shall be decided by majority vote. Each Participant shall have a vote in accordance with its Participating Interest in the partnership. If a majority cannot agree, the TMP shall choose the forum. If any Participant intends to seek review of any court decision rendered as a result of a proceeding instituted under the preceding part of this Section 1.6, such Participant shall notify the other Participants of such intended action.

     1.7  Settlements.  The  TMP shall not bind any Participant to at settlement
          -----------
agreement without first obtaining the written concurrence of any, such Participant. Any other Participant who enters into a settlement agreement with respect to any partnership items, as defined by Section 6231(a)(3) of the Code, shall notify the other Participants of such settlement agreement and its terms within 90 days from the date of settlement.

     1.8  Fees  and  Expenses. The TMP shall not engage legal counsel, certified
          -------------------
public accountants, or others without the prior written consent of a majority of the Participants. Any Participant may, engage legal counsel, certified public accountants, or others on its own behalf and at its sole cost and expense. Any reasonable item of expense, including but not limited to fees and expenses for legal counsel, certified public accountants, and others which the TMP incurs in connection with any audit, assessment, litigation, or other proceeding regarding any partnership item, shall constitute proper charges to the Joint Account and shall be borne by the Participants as any other item which constitutes a direct charge to the Joint Account pursuant to the Agreement. Notwithstanding anything in the Agreement to the contrary, the Joint Account allocation shall be borne by the Participants based upon a daily weighted average of each Participant's
Participating  Interest,  in  the  partnership  for  the  tax  year in question.

     1.9  Survival.  The provisions of this Article I, including but not limited
          --------
to the obligation to pay fees and expenses contained in Section 1.8, shall survive the termination of the partnership or the termination of any Participant's interest in the partnership and shall remain binding on the Participants for a period of time necessary to resolve with the Internal Revenue Service or the Department of the Treasury any and all matters regarding the federal income taxation of the partnership for the applicable tax year(s).

                                   Article II
                                   ----------

                          Tax Elections and Allocations
                          -----------------------------

     2.1  Tax  Partnership  Election.  It  is  understood  and  agreed  that the
          --------------------------
Participants intend to create a partnership for United States federal and state income tax purposes, and, unless otherwise agreed to hereafter by all Participants, no Participant shall make an election to be, or have the arrangement evidenced hereby, excluded from the application of any provisions of Subchapter K of the Internal Revenue Code of 1954, as amended (the "Code"), or any equivalent state income tax provision. It is understood and agreed that the Participants intend to create a partnership for federal and state and income tax purposes only.

     The Manager shall file with the appropriate office of the Internal Revenue Service, a partnership income tax return covering the Operations. The Participants recognize that this Agreement may be subject to state income tax statutes. The Manager shall file with the appropriate office of the state agencies any required partnership state income tax returns.

     Each Participant agrees to furnish to the Manager such information which it may have relating to Operations as shall be required for proper preparation of such returns. The Manager shall furnish to the other

Participants for their review a copy of each proposed income tax return at least two weeks prior to the date the return is filed.

     2.2  Tax Elections. The Participants elect, for purposes of all partnership
          -------------
income  tax  returns:

          (a)  To  use  the  accrual  method  of  accounting,

          (b)  To  adopt  the  calendar  year  as  the annual accounting period,

          (c) To deduct currently all exploration and development expenses to the extent possible under Sections 616, 617, and 291 of the Code, and

          (d) Unless the Participants unanimously agree otherwise, to compute the allowance for depreciation in respect of all eligible recovery property under this Agreement subject to depreciation in accordance with the Accelerated Cost Recovery System. Allowances for depreciation will be computed using the maximum accelerated tax depreciation table and the shortest life permissible, and

          (e) To treat advance royalties as deductions from gross income for the year paid or accrued to the extent permitted by law. The Manager agrees to consult with the other Participants prior to making any other elections required by this Agreement.

     2.3  Allocations  to Participants. Allocations for tax purposes shall be in
          ---------------------------
accordance  with  the  following:

          (a) Exploration and development costs shall be allocated as deductions among the Participants in accordance with their respective contributions to such costs.

          (b) Depreciation expenses shall be allocated as a deduction among the Participants in accordance with their respective contributions to the adjusted basis of the Asset which gives rise to the depreciation expense.

          (c) The qualified investment for investment tax credit purposes with respect to any Asset shall be allocated among the Participants in accordance with their respective contributions to the qualified investment (as defined in the Code) in such Asset.

          (d) Production and operating costs shall be allocated as deductions among the Participants in accordance with their respective contributions to such costs.

          (e) Cost depletion shall be allocated to the Participants in accordance with their respective contributions to the adjusted basis for depletion purposes of each depletable Asset (as defined in Section 614 of the Code), and statutory depletion in excess of cost depletion shall be allocated to each Participant in ratio to the respective depletion allowance which would be allowable if each Participant were to be allowed depletion on the sales value of its share of Products sold, taking into account its share of costs and expenses otherwise allocated hereunder, provided that the amount of statutory depletion shall not exceed the respective Participant's gross income from the Properties as defined in Code Section 613(c) times the statutory depletion rate in Code Section 613(b).

          (f) All costs and expenses which are not described in (a) through (e) above, shall be allocated among the Participants in accordance with their respective contributions to such costs and expenses.

          (g) The provision for taking production in kind, as provided elsewhere in this Agreement, is recognized as each Participant's right to determine the market for a proportionate share of the sales. All items of income, deductions, and credits arising from such marketing of production shall be recognized by the partnership and shall be allocated respectively to the Participant who designated such market.

          (h) Except as provided in (1) and (2) immediately below, items of income, gain and/or loss reported by the partnership on federal and state partnership returns shall be allocated to the Participants realizing or bearing such items as provided in this Agreement:

               (1) Gain and/or loss arising from each sale, abandonment, or other disposition of Assets shall be allocated to each Participant in such a manner as will reflect the gain and/or loss that would have been includable in such Participant's respective income tax return if the Participants hereto (a) had elected to be excluded from Subchapter K of the Code and/or any similar provisions of applicable state laws, and (b) had made the same elections that were made by the partnership pursuant to Section 1.2 above. The computation of gain and/or loss shall take into account each Participant's share of the proceeds derived from each sale or other disposition, selling expenses and the Participant's respective contributions to the unadjusted cost basis of such Asset, less any allowed or allowable depreciation, amortization or other deductions which have been allocated to each Participant.

               (2) If the application of the preceding paragraph (1) results in the allocation of gains and/or losses in excess of the "ceiling limitation" imposes by Treasury Regulation Section 1.704-1(c)(i), the Participants agree that the entire gains and/or losses shall be determined at the partnership level. If such a determination results in a partnership gain, such gain shall be allocated to the Participant or Participants who otherwise would have been allocated a gain under the provisions of such Paragraph. If such at determination results in a partnership loss, such loss shall be allocated to the Participant or Participants who otherwise would have been allocated a loss under such Paragraph.

          (i) Any recapture of depreciation, exploration under Section 617, and any other item of deduction or credit shall be allocated among the Participants in accordance with their sharing of the depreciation, exploration, or other item of deduction or credit which is recaptured.

                                   Article III
                                   -----------

                                Capital Accounts
                                ----------------

     3.1  Charges  and  Credits. A separate capital account shall be established
          ---------------------
and maintained for each Participant and shall be, from time to time, credited with:

          (a) the tax basis of the Participant's interest in the Asset contributed to the partnership;

          (b) all amounts contributed by the Participant to pay the costs and expenditures arising pursuant to this Agreement;

          (c)  all  income  or gains allocated to that Participant under Section
2.3  above  and  debited  with:

               (a) all losses, expenses, and deductions allocated to that Participant under Section 2.3 above. However, statutory (percentage) depletion deductions shall not be charged to a Participant's capital account to the extent that such statutory depletion deductions exceed the Participant's adjusted tax basis in each of the depletable Assets;

               (b) cash received by that Participant with respect to partnership Assets or by distribution from the partnership; and

               (c) the partnership's tax basis, if any, of Assets distributed by the partnership to that Participant.

     3.2  Liquidation. If, upon a liquidation of the partnership pursuant to the
          -----------
terms of this Agreement, the capital account balance of each and every Participant (stated as a percentage of the capital account balances of all Participants), is not equal to each and every Participant's ownership interest, all the Participants hereby agree and obligate themselves as follows:

          (a) Any Participant with a negative capital account balance, that is, a balance less than zero, shall contribute an amount of cash to the partnership sufficient to achieve a zero balance capital account.

          (b) Following the contribution pursuant to paragraph (a) above, if the capital account balance of each Participant (stated as a percentage of the capital account balances of all Participants) is not in the same ratio as each such Participant's Participating Interest, then unless the participants mutually agree that this paragraph will not apply, the partnership capital accounts shall be adjusted to reflect how any gain or loss would have been allocated (pursuant to Section 2.3(h), above) if such Assets had been sold at fair market value at the time of liquidation. The Participants shall agree upon the fair market value of the Assets of the partnership, provided, however, in the event that the Participants fail to agree, a nationally recognized independent engineering firm acceptable to all Participants shall determine the fair market value of such Assets.

          (c) Following the preliquidation adjustments pursuant to paragraph (b) above (or if the Participants mutually agree, pursuant to paragraph (a) above), if the capital account balances of each Participant (stated as a percentage of the capital account balances of all Participants) is not equal to each Participant's Participating Interest, then each Participant whose capital account balance is less than its Participating Interest shall, upon ten (10) days notice by the Manager, contribute a sufficient amount of cash to the partnership to cause such Participant's capital account balance and Participating Interest to be in parity.

          (d) Notwithstanding anything contained in this Agreement, expressed or implied to the contrary, it is expressly agreed and understood that, after making the adjustments and/or contributions provided for in this Article, all remaining partnership Assets shall be distributed to the Participants in accordance with their capital accounts.

                                   Article IV
                                   ----------

                               Sale or Assignment
                               ------------------

     4.1  Agreement  Not to Terminate. The Participants agree that if any one of
          ---------------------------
them makes a sale or assignment of its Participating Interest under this Agreement, such sale or assignment will be structured so as not to cause a termination under Section 708(b) (1)(B) of the Code. If a Section 708 (b) (1)(B) termination is caused, the terminating Participant will indemnify the nonterminating Participant and save it harmless for any increase in taxes, interest, and penalties or decrease in credits to the nonterminating Participant caused by the termination of the partnership. The indemnification, if any, shall be computed in a cash flow basis taking into consideration the liability for tax on any indemnification proceeds received by the nonterminating Participants.

                                    Article V
                                    ---------

                                 Correspondence
                                 --------------

     5.1  Correspondence.  All  correspondence  relating  to the preparation and
          --------------
filing of the partnership's income tax return(s) shall be forwarded to:



WGI:      Western Goldfields, Inc.
          961 Matley Lane, Suite 120
          Reno, NV  89502
          Attn: Vice President Exploration

Company:  321Gold, Inc.
          6884 North Kendall Drive, Suite C-301
          Miami, FL  33156
          Attn:  President

                                    EXHIBIT D
                                    ---------

                                    INSURANCE
                                    ---------

     The Manager shall, at all times while conducting Operations, comply fully with the applicable worker's compensation laws and purchase, and provide standard form insurance policies for (i) comprehensive public liability and property damage with combined limits as agreed by the Participants for bodily injury and property damage; (ii) automobile insurance as agreed by the Participants; and (iii) adequate and reasonable insurance against risk of fire and other risks ordinarily insured against in similar operations. The coverage amounts of all insurance shall be approved by the Participants. Each Participant shall self-insure or purchase for its own account such additional insurance as it deems necessary.

                                    EXHIBIT E
                                    ---------


                               SUNNY SLOPE PROJECT
                             MINERAL COUNTY, NEVADA
                            BY T. CALLICRATE 11-27-04

                 EXPLORATION AND DEVELOPMENT BUDGET AND SCHEDULE
                       SEPTEMBER 2004 THRU DECEMBER 2005.

EXPLORATION  PLANS  AND  SCHEDULE  - The exploration program for the Sunny Slope
Project has been divided into two phases which will be conducted over approximately one year and four month period beginning in September 2004 and ending December 2005. The primary goal of this phased program is to explore and develop an economic gold-silver deposit with a minimum of 500 ounces of production. Phase I Exploration Program is designed to conduct surface and underground exploration activities in the main Sunny Slope working area, as well as for exploring for additional new mineralization within the area of interest. This Phase I program activities is designed to be followed up with a limited Phase II Drill Program drill program to test the lateral and down-dip extension of the main Sunny Slope vein system. Phase II Drill program will either be followed up by additional development drilling and/or work would begin with the development of a small underground mine.

PHASE  I  -  EXPLORATION  PROGRAM  BUDGET - This phase of exploration activities
-----------------------------------------
would consist of general surface and underground exploration activities including geologic mapping, rock chip and soil sampling, geophysical surveys and drill permitting. The breakdown for this first phase of the exploration evaluation will occur as follows:

MAPPING AND SAMPLING ACTIVITIES - 4TH QUARTER 2004 AND 1ST QUARTER 2005

  -  Data compilation of all current geological and geochemical data (1 week)      $  2,500
  -  Area reconnaissance of the entire property to explore for new mineralization and to determine if additional claims are warranted (incl. sampling
     expenses-5 days                                                                $  3,500
  -  Staking/recording of additional lode claims (est. possible 30 claims)          $  8,000
  -  Surface mapping and sampling by one geologist in the main Sunny Slope mine
     area (incl. rock chip and soil sampling expenses). (2 weeks)                   $ 15,000
  -  Underground mapping and sampling by two geologists. (incl. sampling exp.
     -1 week)                                                                       $ 10,000
     Petrographic studies (25 samples)                                              $  1,000
  -  Geophysical Surveys
          - Ground magnetic survey                                                  $ 15,000
          - Gravity survey.                                                         $ 15,000
          - Other potential geophysical surveys                                     $ 20,000
  -  Permitting/Bonding (est. 3-months for permit period)                           $ 10,000
                                                                                    --------

                                                                             TOTAL  $100,000


EXPLORATION  DRILLING  ACTIVITIES  -  2ND  QUARTER  2005

  -  Road building, drill sump construction and reclamation                       $ 20,000
  -  Drilling: 5,000 ft (8 RC holes at an ave. of 500 ft. ea. and one deep hole
     @1,000 ft.  Drill cost per ft. @ $15/ft. (Incl. supplies and misc. exp       $ 75,000
  -   Assaying of drill footage: 5,000 ft. each 5' foot interval (1,000 samples
     @ $20/ea)                                                                    $ 20,000
  -  Drill supervision: 1-months @ $500/day (incl. all exp.)                      $ 10,000
  -  Metallurgical studies and other misc. work                                   $ 20,000


                                       43

                                                                           TOTAL  $125,000

TOTAL  BUDGET  FOR  THE  PHASE  I  EXPLORATION  PROGRAM  -TOTAL  -  $225,000


PHASE II - DEVELOPMENT PROGRAM OF A SMALL UNDERGROUND MINE - 3RD AND 4TH
------------------------------------------------------------------------
QUARTERS 2005
-------------

This phase of exploration activities would be contingent upon encouraging drill results obtained in Phase I. This phase would include additional permitting, reverse circulation drilling, selective core drilling, metallurgical testing, geotechnical investigations, ore calculations and purchasing of small mining equipment to establish a small mining operation. The breakdown for this Phase II Development Program to be established after Phase I activities.

TOTAL  BUDGET  FOR  THE  PHASE  II  DEVELOPMENT  EXPLORATION  PROGRAM      TOTAL  $775,000

TOTAL BUDGET FOR THE PHASE I AND II EXPLORATION AND DEVELOPMENT PROGRAM    TOTA  $1,000,000